Exhibit 99.2
Item 2. Properties
The following tables describe the material facilities owned or leased by us as of December 31, 2015:

Country	Location	Leased or Owned	Country	Location	Leased or Owned
Drilling & Subsea Segment Locations			Production & Infrastructure Segment Locations
Canada	Alberta	Leased	Canada	Calgary	Leased
Germany	Hamburg	Leased	Canada	Edmonton	Leased
Mexico	Monterrey	Leased	United States	Madison, KS	Leased
Singapore	Singapore	Leased		Broussard, LA	Leased
UAE	Dubai	Leased		Elmore City, OK	Owned
United Kingdom	Aberdeen	Leased		Guthrie, OK	Leased
	Kirkbymoorside	Leased		Clearfield, PA	Owned
	Findon	Leased		Brownsville, PA	Leased
	Newcastle	Leased		Gainesville, TX	Leased
United States	Bryan, TX	Owned		Houston, TX	Leased
	Houston, TX	Leased		Stafford, TX	Leased
	Plantersville, TX	Owned
	Tyler, TX	Leased

Completions Segment Locations			Shared between Segments
United States	Pearland, TX	Owned	Brazil	Macae	Leased
	Pearland, TX	Leased		Rio de Janeiro	Leased
	Sanger, TX	Leased	United States	Williston, ND	Leased
	Stafford, TX	Owned		Houston, TX	Leased
	Davis, OK	Owned		San Antonio, TX	Owned
	Corpus Christi, TX	Owned		Broussard, LA	Owned
	Odessa, TX	Leased
	Dayton, TX	Owned

We believe our facilities are suitable for their present and intended purposes, and are adequate for our current and anticipated level of operations.
We incorporate by reference in response to this item the information set forth in Exhibit 99.1 and Exhibit 99.3 of this 8-K and the information set forth in Note 6 and Note 11 of the Notes to Consolidated Financial Statements included in Exhibit 99.4 of this 8-K.

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